Stock Option Agreement

January 12, 2007

George Lichter
130 South Willaman Drive
Beverly Hills, California 90211

Dear Mr. Lichter:

I am pleased to inform you that on January 12, 2007 (the “Date of Grant”), InfoSearch Media, Inc. (the “Company”) granted you a non-qualified stock option (the “Stock Option”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Company Stock”) as set forth below. The grant of the Stock Option was not made pursuant to the MAC Worldwide, Inc. (predecessor to the Company) 2004 Stock Option Plan, as amended (the “Plan”). Please note that because the Stock Option was granted outside of the Plan, it does not qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Now, therefore, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1. Stock Option. The Company hereby grants you the Stock Option to purchase from the Company Seven Hundred Seventy-Two Thousand One Hundred Fifty (772,150) shares of the Company Stock at a price of Twenty Cents ($0.20) per share (the closing market price of the Company Stock on the OTC Bulletin Board on January 12, 2007, the last day of trading prior to the Date of Grant). Unless earlier exercised or terminated in accordance with the terms hereunder, the Stock Option will expire on the date that is the ten (10) year anniversary of the Date of Grant.

2. Entitlement to Exercise the Stock Option. The Stock Option shall vest and become immediately exercisable upon the first occurrence of the Company reporting a net profit for a full fiscal year following fiscal year 2006. The Stock Option shall be forfeited if unvested as of the date of termination for any reason of your employment or other relationship underlying the issuance of the Stock Option.

3. Method of Exercise and Payment Under Stock Option.

(a) You may exercise the vested portion of the Stock Option in whole or in part, by giving written notice to the Company which shall state the election to exercise the Stock Option and the number of shares of Company Stock with respect to which the Stock Option is being exercised. The written notice shall be signed by the person exercising the Stock Option, shall be delivered to the Corporate Secretary of the Company at the Company’s principal executive office, and shall be accompanied by payment in full of the exercise price for the shares of Company Stock being purchased. The exercise price may be paid in cash or check payable to the order of the Company or (i) by delivery or attestation of shares of the Company Stock for which you have good title, free and clear of all liens and encumbrances and which you either (A) have held for at least six (6) months or (B) have purchased on the open market (“Mature Shares”) (valued at their Fair Market Value (as defined below)) in satisfaction of all or any part of the exercise price, (ii) by delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to the Company the amount necessary to pay the exercise price from the sale or proceeds of a loan from the broker with respect to the sale of Company Stock or a broker loan secured by the Company Stock, or (iii) a combination of (i) and (ii). For purposes of the Stock Option, “Fair Market Value” means on any given date the fair market value of Company Stock as of such date, as determined by the Board of Directors of the Company (the “Board”), or a committee thereof. If the Company Stock is listed on a national securities exchange or traded on the over-the-counter market, “Fair Market Value” means the closing selling price or, if not available, the closing bid price or, if not available, the high bid price of the Company Stock quoted on such exchange, or on the over-the-counter market as reported by The NASDAQ Stock Market (“NASDAQ”), or if the Company Stock is not listed on NASDAQ, then by the National Quotation Bureau, Incorporated, as the case may be.

(b) Unless prior to the exercise of the Stock Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by your representation or agreement to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, and such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with any such act.

(c) The Company shall not be obligated to deliver any Company Stock until the shares have been listed on each securities exchange or market on which the Company Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

4. Tax Withholding. As a condition of exercise, you agree that at the time of exercise that you will pay to the Company the aggregate minimum amount of federal, state, local, and foreign income, payroll, and other taxes that the Company is required to withhold in connection with the grant, vesting, or exercise of the Stock Option (the “Applicable Withholding Taxes”). To satisfy the Applicable Withholding Taxes, you may elect to (a) make cash payment or authorize additional withholding from cash compensation; (b) deliver Mature Shares (valued at their Fair Market Value); or (c) have the Company retain that number of shares of the Company Stock that would satisfy all or a portion of the Applicable Withholding Taxes.

5. Transferability of the Stock Option. The Stock Option is not transferable by you (other than by will or by the laws of descent and distribution) and may be exercised during your lifetime only by you.

6. Termination.

(a) In the event that your employment or other relationship underlying the issuance of the Stock Option is terminated for Cause (as defined below) or you voluntarily terminate your employment with the Company or a “parent corporation” or a “subsidiary corporation” (as set forth in Code Sections 424(e) and 424(f), respectively) of the Company (each an “Affiliate”) other than for “Good Reason,” your vested and non-vested Stock Option rights shall be forfeited and terminated immediately and may not thereafter be exercised to any extent. For purposes of the Stock Option, “Cause” and “Good Reason” shall have the same meanings given to such terms (or other terms of similar meaning) in any written employment or other similar agreement between you and the Company or an Affiliate for purposes of termination of employment under such agreement, and in the absence of any such agreement or if such agreement does not include a definition of “Cause” (or other term of similar meaning), the term “Cause” shall mean (i) any material breach by you of any agreement to which you and the Company or an Affiliate are parties; (ii) any continuing act or omission to act by you which may have a material and adverse effect on the Company's business or on your ability to perform services for the Company or an Affiliate, including, without limitation, the commission of any crime (other than minor traffic violations); or (iii) any material misconduct or material neglect of duties by you in connection with the business or affairs of the Company or an Affiliate.

(b) If such employment or services terminate for any other reason, the Stock Option, to the extent exercisable as of the date of termination, may be exercised at any time within six (6) months of termination. For purposes of this Section 6, (i) your retirement pursuant to a pension or retirement plan maintained by the Company or an Affiliate or at the applicable normal retirement date prescribed from time to time by the Company shall be deemed to be termination of your employment other than voluntarily or for Cause; and (ii) if you leave the employ or services of the Company or an Affiliate to become an employee or an Outside Director (as defined below) of, or a consultant or advisor to, an entity that has assumed the Stock Option as a result of a corporate reorganization or the like, then such shall not be considered to have terminated employment or services. For purposes of the Stock Option, “Outside Director” means a member of the Board who is not an employee of, or a consultant or advisor to, the Company or an Affiliate.

(c) If your employment or services with the Company or an Affiliate ceases because of a disability within the meaning of Code Section 22(e)(3) (“Disability”), while employed by, or while serving as an Outside Director for or a consultant or advisor to, the Company or an Affiliate, then the Stock Option may, subject to the provisions of subsection (e) below, be exercised at any time within one (1) year after the termination of employment or services due to the Disability.

(d) If you die (i) while employed by, or while serving as an Outside Director for or a consultant or advisor to, the Company or an Affiliate; or (ii) within six (6) after the termination of employment or services other than voluntarily by you or for Cause, then the Stock Option may, subject to the provisions of subsection (e) below, be exercised at any time within one (1) year after your death by the person or entity designated by you, in a form approved by the Company, to exercise your rights with respect to the Stock Option after your death, or if you do not validly designate a beneficiary, or if the designated beneficiary no longer exists, then your beneficiary shall be your estate.

(e) The Stock Option may not be exercised after termination of employment, termination of directorship, termination of consulting or advisory services, Disability or death except to the extent that you were entitled to exercise the Stock Option at the time of such termination, and in any event may not be exercised after the expiration of the Stock Option in accordance with the terms of this grant.

(f) The employment relationship of you and the Company or an Affiliate, if any, shall be treated as continuing intact while you are on military or sick leave or other bona fide leave of absence if such leave does not exceed ninety (90) days or, if longer, so long as your right to reemployment is guaranteed either by statute or by contract.

7. Change in Capital Structure.

(a) In the event of a stock dividend, stock split, or combination of shares, share exchange, share distribution, recapitalization or merger in which the Company is the surviving corporation, a spin-off or split-off of a subsidiary or Affiliate, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options, or warrants for the purchase of common stock or preferred stock of the Company), the aggregate number and kind of shares of stock or securities of the Company to be subject to the Stock Option, the per share exercise price of the Stock Option, the terms of the Stock Option, and other relevant provisions shall be proportionately and appropriately adjusted by the Board, or a committee thereof, in its discretion, and the determination of the Board, or a committee thereof, shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised portion of the Stock Option, the Board, or a committee thereof, may adjust appropriately and in a nondiscriminatory manner the number of shares covered by the Stock Option so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Board, or a committee thereof, may take such actions with respect to the Stock Option as the Board, or a committee thereof, deems appropriate.

8. Delivery of Certificate. The Company may delay delivery of the certificate for shares purchased pursuant to the exercise of the Stock Option until (a) receipt of any required representation by you or completion of any registration or other qualification of such shares under any state or federal law or regulation that the Company’s counsel shall determine as necessary or advisable; and (b) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with. As a condition of exercising the Stock Option, you may be required to execute a customary written indication of your investment intent and such other agreements the Company deems necessary or appropriate to comply with applicable securities laws.

9. No Guaranteed Right of Employment. If you are employed by the Company, nothing contained herein shall confer upon you any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate your employment at any time for any cause.

10. No Rights of a Stockholder. Nothing contained herein shall confer upon you any rights of a stockholder with respect to the shares covered by the Stock Option until such stock shall be transferred to you upon the exercise of the Stock Option.

11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business, and shall be delivered to you in person or mailed or delivered to you at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

12. Non-Solicitation. If you (a) become associated with, recruit or solicit customers or other employees of the Company or an Affiliate, are employed by, render services to, or own any interest in (other than any nonsubstantial interest, as determined by the Board, or a committee thereof) any business that is in competition with the Company or any of its Affiliates; or (b) engage in, or have engaged in, conduct which the Board, or a committee thereof, determines to be detrimental to the interests of the Company or any of its Affiliates, the Board, or a committee thereof, may, in its sole discretion:

(i) cancel the Stock Option, regardless of whether then exercisable;

(iii) require you to repay any payment or benefit received under the Stock Option within the previous two (2) years; and/or

(iii) offset any other amounts owed to you by any payment received under the Stock Option within the previous two (2) years.

13. American Jobs Creation Act of 2004.

(a) It is intended that the Stock Option comply in all applicable respects with the American Jobs Creation Act of 2004 and Code Section 409A, as either may be amended from time to time, and any rulings, regulations, or other guidelines promulgated under either or both statutes (such statutes, rulings, regulations and other guidelines to be referred to collectively herein as “Section 409A”). The Stock Option, and any amendments hereto, shall therefore be interpreted and implemented at all times so as to (i) ensure compliance with Section 409A and (ii) avoid any penalty or early taxation of any payment or benefit under the Stock Option.

(b) Anything herein to the contrary notwithstanding, the Board shall approve and implement such amendments as it deems necessary or desirable to ensure compliance with Section 409A and to avoid any penalty or early taxation of any payment or benefit under the Stock Option.

15. Choice of Law. The Stock Option shall be governed by Delaware law, without giving effect to the conflicts of laws provisions thereof.

INFOSEARCH MEDIA, INC.

By: Frank Knuettel, II
Title: Chief Financial Officer

ACKNOWLEDGEMENT BY OPTIONEE

The foregoing Stock Option is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the Date of Grant specified above.

OPTIONEE
George Lichter

Optionee’s Signature

Optionee’s Address: 130 South Willaman Drive Beverly Hills, California 90211